UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2026

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Noel Rd, Suite 1100 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 918-5120

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2026, Solidion Technology, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a new institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 750,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,583,000 shares of Common Stock at an exercise price equal to $15.00 per share. The combined purchase price per Share was $15.00 and the combined purchase price per Pre-Funded Warrant was $14.9999 (equal to the purchase price per Share minus the $0.0001 exercise price of each Pre-Funded Warrant).

The closing of the Private Placement is expected to occur on or about June 9, 2026, subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $34.99 million before deducting the fees of the Placement Agent and related offering expenses. After deducting the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $32 million. The Company intends to use the net proceeds from the offering to support the commercialization of its patented Extreme-Climate Battery technology, fulfill customer demand, expand inventory, advance the building and testing of prototypes, and for working capital and general corporate purposes.

The Purchase Agreement contains customary representations and warranties, agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock equivalents for a period of forty-five (45) days following the effective date of the Registration Statement (as defined below), subject to certain exceptions.

In addition, each of the Company’s directors, executive officers and holders of more than 10% of the Common Stock (on a fully diluted basis) entered into lock-up agreements (the “Lock-Up Agreements”) providing for a lock-up period commencing on the date of the Purchase Agreement and ending forty-five (45) days following the effective date of the Registration Statement, during which time they have agreed not to offer for sale, sell, contract to sell, pledge or otherwise dispose of any of the Company’s Common Stock or securities convertible into the Company’s Common Stock, subject to certain exceptions.

A holder of Pre-Funded Warrants (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance and will not expire until exercised in full.

Pursuant to the Purchase Agreement, the Company has agreed to file a registration statement on Form S-1 (or Form S-3, if available) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within fifteen (15) calendar days of the closing of the Private Placement (the “Filing Deadline”) providing for the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants (the “Warrant Shares”). The Company has agreed to use commercially reasonable efforts to cause such Registration Statement to become effective within (x) fifteen (15) calendar days after the Filing Deadline if such Registration Statement is not subject to a full review by the SEC and (y) sixty (60) calendar days after the Filing Deadline if such Registration Statement is subject to a full review by the SEC.

In connection with the Private Placement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan Partners”), pursuant to which the Company engaged Titan Partners as the placement agent (the “Placement Agent”) in connection with the Private Placement. The Company agreed to pay the Placement Agent a fee in cash equal to 7% of the gross proceeds, as well as to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $120,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to a number of shares of Common Stock equal to five percent (5%) of the Placement Securities sold at the closing of the Private Placement, with an exercise price equal to 115% of the purchase price per Share, or $17.25. The Placement Agent Warrants have a term of five years from the date of issuance and are subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1).

On June 7, 2026, the Company, Bayside Project LLC and Madison Bond LLC entered into the Waiver to the Securities Purchase Agreement (the “Waiver”), which provided a limited waiver of the restrictive, pre-emptive anti-dilution rights, notice obligations and any other provisions in the Securities Purchase Agreement, dated as of August 30, 2024, as amended, in order to enable the Company to participate in the Private Placement.

The foregoing summaries of the Purchase Agreement, Pre-Funded Warrants, the Placement Agency Agreement (including the Lock-Up Agreements, a form of which is attached as an exhibit thereto), the Placement Agent Warrants, and the Waiver do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1, 10.2, 4.2 and 10.3, respectively, to this Current Report on Form 8-K (the “Form 8-K”), which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Private Placement are incorporated by reference into this Item 3.02. None of the Shares, Pre-Funded Warrants or Placement Agent Warrants have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On June 7, 2026, the Company issued a press release announcing the pricing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated June 7, 2026, by and between the Company and the investor party thereto
10.2	Placement Agency Agreement, dated June 7, 2026, by and between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC
10.3	Waiver to Securities Purchase Agreement, dated June 7, 2026, by and between the Company, Bayside Project LLC and Madison Bond LLC
99.1	Press Release, dated June 7, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLIDION TECHNOLOGIES, INC.

Date: June 8, 2026	By:	/s/ Jaymes Winters
	Name:	Jaymes Winters
	Title:	Chief Executive Officer

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